Hospitality Properties Trust
      Computation of Pro Forma Ratio of Earnings to Fixed Charges
             (amounts in thousands, except ratio amounts)



                                        For the Six Months Ended June 30, 1998       For the Year Ended December 31, 1997
                                        -------------------------------------        ---------------------------------------
                                                                      Adjusted                                     Adjusted
                                        Historical     Pro Forma      Pro Forma      Historical     Pro Forma      Pro Forma
                                        ----------     ---------      ---------      ---------      ---------      ---------
Income before extraordinary item         $42,224       $44,547        $46,157        $59,153         $75,274       $ 91,461
Fixed charges                              9,395        12,121         15,132         15,534          24,276         30,349
                                         -------       -------        -------        -------         -------       --------
     Adjusted earnings                   $51,619       $56,668        $61,289        $74,687         $99,550       $121,810
                                         =======       =======        =======        =======         =======       ========
Fixed charges:
     Interest on indebtedness and
       amortization of deferred
       finance costs                     $ 9,395       $12,121        $15,132        $15,534         $24,276       $ 30,349
                                         -------       -------        -------        -------         -------       --------
          Total fixed charges            $ 9,395       $12,121        $15,132        $15,534         $24,276       $ 30,349
                                         =======       =======        =======        =======         =======       ========
Ratio of earnings to fixed charges           5.5x          4.7x           4.1x           4.8x            4.1x           4.0x
                                         =======       =======        =======        =======         =======       ========